UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 18, 2012

Date of Report (Date of earliest event reported)

New Frontier Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-23697	84-1084061
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6000 Spine Road, Suite 100, Boulder, CO 80301

(Address of principal executive offices)

(303) 444-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 18, 2012, the Registrant held its 2012 annual meeting of shareholders, at which the following matters were voted upon and approved by the Registrant’s shareholders:  (1) the election as members to the Board of Directors of the four persons named in the Registrant’s proxy statement, and (2) the ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2013.

The following is a summary of the voting results for each matter presented to the shareholders:

1.                                                               Election of Directors:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Melissa Hubbard	1,488,580	6,904,093	3,745,196
Alan Isaacman	1,494,868	6,897,805	3,745,196
Hiram J. Woo	948,391	7,444,282	3,745,196
Walter Timoshenko	953,135	7,439,538	3,745,196

2.                                                               Ratification of the selection of Grant Thornton LLP:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
11,730,762	250,141	156,966	0

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release issued by New Frontier Media, Inc. on October 22, 2012 (incorporated by reference from the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed on October 22, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2012	NEW FRONTIER MEDIA, INC.

	By:	/s/ Marc Callipari
	Name:	Marc Callipari
	Title:	Chief Legal Officer

Exhibit Index

Exhibit No.	Exhibit Description

99.1	Press Release issued by New Frontier Media, Inc. on October 22, 2012 (incorporated by reference from the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed on October 22, 2012).